UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2011

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2011, Katy Industries, Inc. (the “Company”) and Continental Commercial Products, LLC, a Delaware limited liability company (“CCP”) and wholly owned subsidiary of the Company, entered into an agreement to sell certain assets and liabilities related to the DISCO division of CCP to DISCO Acquisition Corp., a Pennsylvania corporation (the “Buyer”) and affiliate of Cellucap Manufacturing Company, for $19 million, subject to pre-closing and post-closing purchase price adjustments based on working capital levels and an indemnification escrow of $475,000. The sale of the DISCO division is expected to close by September 15, 2011. The closing of the sale is subject to the satisfaction or waiver of conditions customary to transactions of this type. In the event that the conditions to closing do not occur on or before September 15, 2011, the Buyer may terminate the purchase agreement at any time in its discretion.

The DISCO division of CCP manufactures and distributes filtration, cleaning and specialty products to the restaurant/food service industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date:  August 29, 2011